Exhibit 10.23

STOCK PURCHASE AGREEMENT

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page

8.13	Entire Agreement	18
8.14	Dispute Resolution	19

Exhibit A -                      DISCLOSURE SCHEDULE

Exhibit B -                      FORM OF CERTIFICATE OF INCORPORATION

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made as of the 4th day of July, 2020 by and between Eleison Pharmaceuticals, LLC, a Delaware limited liability company (the "Company"), and BDI Co., Ltd., a joint stock company organized under the Laws of the Republic of Korea (the "Purchaser").

The parties hereby agree as follows:

1.            Purchase and Sale of Common Stock.

1.1          Conversion; Sale and Issuance of Common Stock.

(a)       Prior to the Closing, the Company shall convert from a limited liability company to a Delaware corporation under the name "Eleison Pharmaceuticals Inc." pursuant to a Plan of Conversion in a form and substance satisfactory to the Purchaser and the Board (the "Plan of Conversion"), so that upon the filing of a Certificate of Conversion, all of the rights and obligations of the Company s hall be vested in Eleison Pharmaceuticals Inc. (the "Conversion"). For the avoidance of doubt, following the Conversion, the term "Company" as used herein shall mean Eleison Pharmaceuticals Inc.

(b)       Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 4,160,000 shares of Common Stock, $0.0 l par value per share (the "Common Stock"), at a purchase price of $5.00 per share, which will, immediately following such issuance, represent 51% of the issued and outstanding shares of capital stock of the Company. The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the "Shares."

1.2         Closing; Delivery.

(a)       The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures no later than two (2) business days after the last of the conditions to Closing set forth in Section 5 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

(b)       At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3         Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)       "Affiliate" means, wit h respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)       "Board" means, with respect to the Company before giving effect to the Conversion, the Board of Managers of the Company, and, with respect to the Company after giving effect to the Conversion, the Board of Directors of the Company.

(c)        "Certificate of Conversion" means the Certificate of Conversion of the Company to be filed with the Secretary of State of the State of Delaware in connection with the Conversion.

(d)      "Certificate of Incorporation" means the Certificate of Incorporation of the Company in a form and substance satisfactory to the Purchaser and the Board to be filed with the Secretary of State of the State of Delaware in connection with the Conversion, substantially in the form of Exhibit B attached to this Agreement.

(e)        "Code" means the Internal Revenue Code of 1986, as amended.

(f)        "Convertible Note" means those certain Convertible Series B Term Notes issued by the Company.

(g)      "Company Intellectual Property" means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company's business as now conducted and as presently proposed to be conducted.

(h)       "Investors' Rights Agreement" means the agreement among the Company and the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing, and in form and substance satisfactory to the Purchaser and the Board.

(i)        "Key Employee" means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(j)        "Knowledge" including the phrase "to the Company's knowledge" shall mean the actual knowledge of Edwin Thomas.

(k)       "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(l)        "Noteholder" means a holder of a Convertible Note.

(m)      "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n)       "Purchaser" means the Purchaser who is initially a party to this Agreement.

(o)       "Right of First Refusal and Co-Sale Agreement" means the agreement among the Company and the Purchaser and ce1tain other stockholders of the Company, dated as of the date of the Closing, and in form and substance satisfactory to the Purchaser and the Board.

(p)       "Securities Act" means the Securities Act of 1933, as amended, and the ru l es and regulations promulgated thereunder.

(q)        "Shares" means the shares of Common Stock issued at the Closing and.

(r)        "Transaction Agreements" means this Agreement, the Investors' Rights Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.

(s)        "Voting Agreement" means the agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing, in form and substance satisfactory to the Purchaser and the Board.

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit A to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the "Company" shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1          Organization, Good Standing, Corporate Power and Qualification. As of the date hereof, the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability power and authority to own and operate its properties and assets, to execute and deliver the Plan of Conversion and to carry out the provisions of the Plan of Conversion. As of the Closing, after giving effect to the Conversion, the Company will be a corporation duly organized, validly existing and in good standing under the Jaws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Prior to filing the Certificate of Conversion, the Company shall have provided Purchaser with, and received Purchaser's approval as to the form and substance of, the Ce1tificate of Incorporation and Bylaws of the corporation, and all Board resolutions and actions to be approved by the Board of the corporation prior to the Closing. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so quality would have a Material Adverse Effect.

2.2          Capitalization.

(a)       The authorized capital of the Company shall consist, immediately prior to the Closing, of 12,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), 4,000,000 shares of which are issued and outstanding immediately prior to the Closing. AH of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)       As of the Closing, the Company shall have reserved 800,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2020 Equity Compensation Plan in a form and substance satisfactory to the Purchaser and the Board, duly adopted by the Board and approved by the Company stockholders (the "Stock Plan"). Of such reserved shares of Common Stock, 0 shares have been issued pursuant to restricted stock purchase agreements in a form and substance satisfactory to the Purchaser and the Board, options to purchase 134,500 shares have been granted and are currently outstanding, and 665,500 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)      Subsection 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; and (iv) warrants or stock purchase rights in a form and substance satisfactory to the Purchaser and the Board. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.

2.3          Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4          Authorization.

(a)       All limited liability company action required to be taken by the Board and members in order to authorize the Company to enter into the Plan of Conversion and effect the Conversion will be taken prior to the Closing. All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing, will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

2.5         Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in the Voting Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock , upon issuance in accordance with the terms of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities Jaws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement and in the Voting Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6        Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Conversion and Certificate of Incorporation, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act in a form and substance satisfactory to the Purchaser and the Board, and applicable state securities laws, which have been made or will be made in a timely manner. The Company is not a "TID U.S. business" within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the "DPA" ).

2.7      Litigation. To the Company's knowledge there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending, currently threatened in writing (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, neither the Company nor, to the Company's knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8       Intellectual Property. To the Company's knowledge, the Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. To the Company's knowledge, the Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business. To the Company's knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant has assigned to the Company all intellectual prope1iy rights he or she owns that are related to the Company's business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company's business as then conducted or as then proposed to be conducted , (b) were developed on any amount of the Company's time or with the use of any of the Company's equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company. Subsection 2.8 of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9      Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) to the Company's knowledge, under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to the Company's knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any mate1ial permit or license applicable to the Company.

2.10      Agreements; Actions.

(a)       Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)      The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and 0 of this Subsection 2.1 0, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)       The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11       Certain Transactions.

(a)      Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board which, if entered into between the date hereof and Closing, are in a form and substance satisfactory to the Purchaser, and (iii) the purchase of shares of the Company's capital stock and the issuance of options to purchase shares of the Company's Common Stock, in each instance approved in the written minutes of the Board (previously provided to the Purchaser or their counsel) and, if entered into between the date hereof and Closing, are in a form and substance satisfactory to the Purchaser, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)      The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company

2.12     Rights of Registration and Voting Rights. Except as provided in the Investors' Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13      Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such l eases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real pro petty.

2.14     Financial Statements. The Company has delivered to the Purchaser its unaudited financial statements as of December 31, 2019 and December 31, 2018 and for the fiscal years ended December 31, 2019 and December 31, 2018 (collectively, the "Financial Statements"). To the Company's knowledge the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to nom1al year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2019; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15      Changes. Since December 31,2019 there has not been:

(a)       any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)       any damage, destruction, or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)       any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)       any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)       any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material prope1iies or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets;

(g)      any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)      any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(i)       any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(j)       receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(k)      to the Company's knowledge, any other event or condition of any character, other than events affecting the economy or the Company's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(l)       any arrangement or commitment by the Company to do any of the things described in this Subsection 2.15.

2.16       Employee Matters.

(a)    Subsection 2.16(a) of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $100,000 for the fiscal year ended December 31, 2019 or is anticipated to receive compensation in excess of $100,000 for the fiscal year ending December 31, 2020.

(b)     To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)      The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)     The Company does not have a present intention to terminate the employment of any employee. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.16(d) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.16(d) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the te1mination of employment services.

(e)      The Company has not made any representations regarding equity incentives to any officer, employee, director, or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company's board of directors.

(f)      Subsection 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title l(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.17      Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18      Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19     Employee Agreements. Each current Key Employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the "Confidential Information Agreements"). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee's Confidential Information Agreement. The Company is not aware that any of its officers is in violation of any agreement covered by this Subsection 2.19.

2.20       Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21       Corporate Documents. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of managers or directors and members stockholders (as applicable) and all actions by written consent without a meeting since the date of formation and accurately reflects in all material respects all actions by the managers or directors (and any committee of directors) and members or stockholders with respect to all transactions referred to in such minutes.

2.22       Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect to the Company's knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company's knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a "Hazardous Substance"), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

For purposes of this Subsection 2.22, "Environmental Laws" means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.23      Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser have requested for deciding whether to acquire the Shares, including certain of the Company's projections describing its proposed business plan (the "Business Plan"). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or, to the Company's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.24      Foreign Corrupt Practices Act. Neither the Company nor any of its respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any "foreign official" (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company nor to the Company's knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, "Enforcement Action").

2.25      Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third patties (collectively "Persona l Information"), the Company is and has been, to the Company's knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company's privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational, and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company to the Company's knowledge is in compliance with the applicable requirements of the Health Insurance P01tability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been, to the Company's knowledge, in compliance in all material respects with all laws relating to data loss , theft and breach of security notification obligations.

2.26      Export Control Laws. To the Company's knowledge, the Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing, to the Company's knowledge: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all app li cable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company's exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company's export transactions that would reasonably be expected to give rise to any material future claims.

2.27       FDA Approvals. To the Company's knowledge, the Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the U.S. Food and Drug Administration ("FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. The Company has not received any notice of proceedings relating to the suspension, modification, revocation, or cancellation of any such permit, license, registration, certificate, authorization, order, or approval. Neither the Company nor, to the Company's knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other Governmental Entities, (B) debarment, suspension, or exclusion under any Federal Healthcare Programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any Governmental Entities. Neither the Company nor any of its officers, employees, or to the Knowledge of seller, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and illegal Gratuities" policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the "FDA Application Integrity Policy") and any amendments thereto, or by any other similar Governmental Entity pursuant to any similar policy. Neither the Company nor any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither the Company nor any of its officers, employees, or to the Company's knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

2.28       FDA Regulation. To the Company's knowledge, the Company is and has been in compliance with all applicable laws administered or issued by the U.S. Food and Drug Administration ("FDA") or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company, or complaint handling or adverse event reporting.

3.          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1       Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by Jaws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

3.2        Purchase Entire y for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell , transfer or grant pa1ticipations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3        Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4       Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification i s available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company i s under no obligation and may not be able to satisfy.

3.5         No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6         Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQU1RED UNDER THE SECURITIES ACT OF 1933."

(a)       Any legend set forth in, or required by, the other Transaction Agreements.

(b)       Any legend required by the securities Jaws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7          Accredited Investor. The Purchaser is an accredited investor as defined in Rule 50 l(a) of Regulation D promulgated under the Securities Act.

3.8         Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

3.9        No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders, or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.10       Residence. The Purchaser is a joint stock company organized under the laws of the Republic of Korea, with its principal place of business located at 13F Kolon Digital Tower Eston 505-14, Gasan-dong, Kumcheon-gu, Seoul Korea.

4.          Covenants of the Company.

4.1         Operate in Ordinary Course. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by BDI, the Company shall conduct its business in the ordinary course consistent with past practice.

5.          Closing Conditions.

5.1         Conditions to the Purchaser's Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a)       Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

(b)      Performance. The Company shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c)       Compliance Certificate. The President of the Company shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in Subsections 5.1(a) and 5.1(b) have been fulfilled.

(d)      Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

(e)       Opinion of Company Counsel. The Purchaser shall have received from Morgan, Lewis & Bockius, LLP, counsel for the Company, an opinion in form and substance satisfactory to the Purchaser, dated as of the Closing.

(f)       Board of Directors. As of the Closing, the Board shall consist of six (6) members, as follows: Frank Seidman, Joel Morganroth, Michael Otto, Byongug Hwoang, Jung Yong Kim, and Judy Chang.

(g)      Investors' Rights Agreement. The Company and the Purchaser shall have executed and delivered the Investors' Rights Agreement.

(h)      Voting Agreement. The Company, the Purchaser (and the other stockholders of the Company named as parties thereto) shall have executed and delivered the Voting Agreement.

(i)       Right of First Refusal and Co-Sa l e Agreement. The Company, the Purchaser (and the other stockholders of the Company named as parties thereto) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

(j)      Noteholder Matters. The Company shall have delivered to Purchaser (j) a schedule of Noteholders detailing the amount of interest accrued on each Convertible Note and payable in cash to each Noteholder following the Closing (the "Interest Repayment"), and (ii) copies of waivers from the Noteholders discharging the Company from any and all obligations in connection therewith following the Interest Repayment.

(k)       Conversion from LLC. The Company shall have effected the Conversion.

(l)       Certificate of Incorporation. The Certificate of Incorporation shall be in full force and effect as of the Closing.

(m)     Secretary's Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) the Certificate of Incorporation, and (iii) resolutions of the Board of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

(n)      No Material Adverse Effect. From the date hereof until the Closing, there shall not have occurred any Material Adverse Effect.

(o)     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.2         Conditions of the Company's Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)       Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

(b)      Performance. The Purchaser shall have performed and complied with a ll covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

(c)      Qualifications. All authorizations, approvals or pe1mits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

(d)       Investors' Rights Agreement. Purchaser shall have executed and delivered the Investors' Rights Agreement.

(e)       Voting Agreement. Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

(f)       Conversion from LLC. The Company shall have effected the Conversion.

(g)      Consents. The (i) Board and stockholders of the Company shall have approved the Transaction Agreements and the consummation of the transactions contemplated by this Agreement, and (ii) all Noteholders shall have consented to the conversion of the Convertible Notes into shares of Common Stock in connection with the consummation of the transactions contemplated by this Agreement.

6.          Termination.

6.1          Termination Generally. This Agreement may be terminated at any time prior to the Closing:

(a)       by the mutual written consent of the Company and BDI;

(b)      by BDJ, if the conditions set forth in Section 5.1 have not been fulfilled by July 10, 2020 (the "BDI Outside Date"), unless such failure is due to the failure of BDI to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, however, that the BDI Outside Date may be extended or waived by BDI in its sole and absolute discretion; or

(c)     by the Company, if the conditions set forth in Section 5.2 have not been fulfilled by July 10, 2020 (the "Company Outside Date"), unless such failure is due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, however, that the Company Outside Date may be extended or waived by the Company in its sole and absolute discretion.

6.2         Effect of Tem1ination. In the event of the termination of this Agreement in accordance with Subsection 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except that nothing in this Agreement shall relieve any party from liability for fraud or willful misconduct.

7.          Sal e of Additional Shares.

7.1        If, after the Closing, (i) any current or former stockholder or Noteholder of the Company brings a cl aim against the Company alleging that such stockholder or Noteholder has a right to or interest in additional shares of capital stock of the Company other than the shares of capital stock reflected on Subsection 0 of the Disclosure Schedule, and (ii) the Company issues shares of capital stock to such stockholder or Noteholder as full or partial satisfaction of such claim, then the Purchaser shall have the right, but not the obligation, exercisable for a period of 120 days, to require the Company to issue the same number and type of shares of capital stock received by such stockholder to the Purchaser at no cost to the Purchaser.

8.          Miscellaneous.

8.1        Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period ending one year from the date of the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

8.2        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3         Governing Law. This Agreement shall be governed by the internal Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any l aw other than the l aw of the State of Delaware.

8.4       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.5         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6        Notices. AIL notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile duri11g normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set f01th on the signature page or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 8.6. If notice is given to the Company, a copy shall also be sent to Morgan, Lewis & Bockius, LLP, 502 Carnegie Center, Princeton, NJ 08540 Attn: Steven M. Cohen, steven.cohen@morganlewis.com and if notice is given to the Purchaser, a copy shall also be given to Frederick Dorey, Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304.

8.7         No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction except for commissions payable by the Company to Evolution Life Sciences, as set forth in the Disclosure Schedule. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8         Fees and Expenses. Each party shall bear its own fees and expenses in connection with the negotiation, preparation, and execution of the Transaction Agreements.

8.9        Attorneys' Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10      Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and, Purchaser. Any amendment or waiver effected in accordance with this Subsection 8.10 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.

8.11       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.12       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the pa.t of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.13      Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Incorporation and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the patties are expressly canceled.

8.14       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to asse11, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WJTH LEGAL COUNSEL

Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party 's intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the "AAA"), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Delaware, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Delaware Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

8.15       Escrow of Funds As evidence of good faith, prior to the Closing, the Purchaser sha ll deposit ten percent (10%) of the purchase price in an escrow account in the United States. At the Closing the funds in escrow will be released to be included as a portion of the total funds to be delivered to Company at the Closing. The escrow account will be controlled by Purchaser, and Company will have no rights to the escrowed funds unless and until they are delivered to the Company with the remainder of the purchase price at the Closing. If the Closing does not occur prior to the BDJ Outside Date, the escrow account will be closed and the funds be returned to the Purchaser.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

ELEISON PHARMACEUTICALS INC.

By:	E-SIGNED by Edwin Thomas
Name:	Edwin Thomas
Title:	Chief Executive Officer
Address:	100 Overlook Center, 2nd Floor
Princeton, NJ 08540 USA

PURCHASER:

BDI CO., LTD.

By:	/s/ IL KANG, KIM

Name:	IL KANG, KIM
(print)

Title:	CEO

Address:

Signature Page to Stock Purchase Agreement

EXHIBITS

Exhibit A -           DISCLOSURE SCHEDULE

Exhibit B -           FORM OF CERTIFICATE OF INCORPORATION

EXHIBIT A

DISCLOSURE SCHEDULE

This Schedule of Exceptions is made and given pursuant to Section 2 of the Stock Purchase Agreement, dated as of July 4, 2020 (the "Agreement"), between Eleison Pharmaceuticals, LLC, a Delaware limited liability company and the Purchaser. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Schedule of Except ions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchaser or its counsel.

EXHIBIT B

FORM OF CERTIFICATE OF INCORPORATION